News Release

Tutor Perini Reports Strong First Quarter 2025 Results;
Raises 2025 EPS Guidance

•Revenue of $1.25 billion, up 19% Y/Y
•Income from construction operations of $65.3 million, up 34% Y/Y
•Diluted earnings per share ("EPS") of $0.53, up 77% Y/Y
•Record backlog of $19.4 billion at the end of Q1 2025, up 94% Y/Y and reflecting $2.0 billion of new awards and contract adjustments in Q1 2025
•Operating cash flow of $22.9 million
•Reduced total debt by $128.5 million, or 24%, since year-end 2024 through the early payoff of the Term Loan B
•Company increases 2025 EPS guidance to $1.60 to $1.95 (from $1.50 to $1.90)
•Company continues to expect EPS for 2026 and 2027 to be more than double 2025 guidance

LOS ANGELES – (BUSINESS WIRE) – May 7, 2025 – Tutor Perini Corporation (the "Company") (NYSE: TPC), a leading civil, building and specialty construction company, today reported strong results for the first quarter of 2025 (see attached tables).

Revenue for the first quarter of 2025 was $1.25 billion, up 19% compared to $1.05 billion for the same period in 2024. The Company experienced solid year-over-year growth across all three segments, primarily driven by increased project execution activities on certain newer, higher-margin projects, all of which have significant scope of work remaining.

Income from construction operations for the first quarter of 2025 was $65.3 million, up 34% compared to $48.8 million for the first quarter of 2024. Net income attributable to the Company for the first quarter of 2025 was $28.0 million, or $0.53 diluted EPS, up 77% compared to $15.8 million, or EPS of $0.30, for the first quarter of 2024. The Company's EPS result for the first quarter of 2025 was the second-best EPS result of any first quarter.

For the first quarter of 2025, the Company generated $22.9 million of cash from operating activities compared to $98.3 million in the same period last year. The larger cash flow in the prior-year period included a substantial amount of collections related to dispute resolutions. The Company's first-quarter operating cash flow has historically been its lowest of the year due to seasonality. However, the Company's operating cash flow for the first quarter of 2025 was solid and one of the best results of any first quarter. The Company expects continued strong operating cash flow for 2025.

During the first quarter of 2025, the Company voluntarily repaid the remaining $121.9 million outstanding balance of the Term Loan B, which largely contributed to a 24% reduction in the Company's total debt as compared to total debt at the end of 2024.

Record Backlog

The Company booked $2.0 billion of new awards and contract adjustments in the first quarter of 2025, reflecting its ongoing success in capturing significant new project opportunities. As a result of the strong new awards activity, the Company's backlog grew to a new record of $19.4 billion as of March 31, 2025, up 94% compared to the backlog at the end of the first quarter of 2024. The most significant new awards in the first quarter of 2025 included:

•The $1.18 billion Manhattan Tunnel project in New York;
•$241 million of additional funding for the Apra Harbor Waterfront Repairs project in Guam;
•$111 million of additional funding for certain healthcare facility projects in California;

•An electrical project in Texas valued at more than $100 million; and
•$99 million of additional funding for an existing electrical project in Texas.

The Company expects its backlog will remain strong in 2025, as it has already won more than $500 million of other new awards in the second quarter of 2025 and expects that several other Building segment projects currently in the preconstruction phase will soon advance to the construction phase. In the Civil segment, the Company recently bid the multi-billion-dollar Midtown Bus Terminal Replacement project in New York and is awaiting contractor selection by the owner.

Tutor Perini expects to continue bidding selectively on various other project opportunities this year that will drive long-term shareholder value. The Company anticipates that it will continue to win its share of new projects this year and over the next several years.

Management Remarks

Gary Smalley, Tutor Perini's Chief Executive Officer and President, commented, "We've delivered an outstanding start to 2025 with strong revenue, operating income, earnings, operating cash flow, and backlog growth. Our confidence in Tutor Perini's outlook is demonstrated by our increased EPS guidance for 2025. As we continue to execute work in our record backlog and as various megaprojects progress from the design to the construction phase, we believe strongly in our ability to drive exceptional earnings and cash flow over the next several years."

Outlook and Guidance

Based on the Company's strong year-to-date results in 2025 and confidence in its performance trajectory for the remainder of the year, the Company is increasing its 2025 EPS guidance to be in the range of $1.60 to $1.95, up from earlier guidance of $1.50 to $1.90. The Company's increased guidance continues to factor in a significant amount of contingency for various unknown or unexpected outcomes and developments in 2025. Based on its current projections, the Company's preliminary EPS estimates for 2026 and 2027 are more than double its EPS guidance for 2025.

The Company continues to see strong demand for its services, driven by well-funded state, local and federal customers that have numerous large-scale, high-priority infrastructure projects planned over the next several years, as well as by certain commercial customers that continue to advance projects for new or renovated buildings in end markets such as healthcare, education, and hospitality and gaming.

Tutor Perini does not currently anticipate any significant impact from recently imposed tariffs or the curtailment of federal funding programs, but continues to closely monitor these issues.

First Quarter 2025 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, May 7, 2025, to discuss the first quarter 2025 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay on the website shortly after the call.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget while adhering to strict safety and quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, and have strong expertise in delivering design-bid-build, design-build, construction management, and public-private partnership (P3) projects. We often self-perform multiple project components, including earthwork, excavation, concrete forming and placement, steel erection, electrical, mechanical, plumbing, heating, ventilation and air conditioning (HVAC), and fire protection.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential impacts on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; revisions of estimates of contract risks, revenue or costs; economic factors such as inflation, tariffs, the timing of new awards, or the pace of project execution, which has resulted and may continue to result in losses or lower than anticipated profit; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; an inability to obtain bonding could have a negative impact on our operations and results; a significant slowdown or decline in economic conditions, such as those presented during a recession; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; possible systems and information technology interruptions and breaches in data security and/or privacy; the impact of inclement weather conditions, disasters and other catastrophic events outside our control on projects; decreases in the level of federal, state and local government spending for infrastructure and other public projects; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; client cancellations of, delays in, or reductions in scope under contracts reported in our backlog, as well as prospective project opportunities, including as a result of potential impacts from recently implemented tariffs or other government-related mandates; increased competition and failure to secure new contracts; risks related to government contracts and related procurement regulations; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; failure to meet our obligations under our debt agreements (especially in a high interest rate environment); downgrades in our credit ratings; public health crises, such as COVID-19, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; the exertion of influence over the Company by our executive chairman due to his position and significant ownership interests; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 27, 2025 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Income
Unaudited

	Three Months Ended March 31,
(in thousands, except per common share amounts)	2025	2024
REVENUE	$1,246,633	$1,048,987
COST OF OPERATIONS	(1,112,232)	(933,736)
GROSS PROFIT	134,401	115,251
General and administrative expenses	(69,076)	(66,445)
INCOME FROM CONSTRUCTION OPERATIONS	65,325	48,806
Other income, net	4,688	5,311
Interest expense	(14,352)	(19,307)
INCOME BEFORE INCOME TAXES	55,661	34,810
Income tax expense	(12,912)	(7,308)
NET INCOME	42,749	27,502
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	14,751	11,742
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$27,998	$15,760
BASIC EARNINGS PER COMMON SHARE	$0.53	$0.30
DILUTED EARNINGS PER COMMON SHARE	$0.53	$0.30
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	52,537	52,092
DILUTED	53,010	52,515

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate		Consolidated Total
Three Months Ended March 31, 2025
Total revenue	$645,003	$488,324	$176,808	$1,310,135	$—		$1,310,135
Elimination of intersegment revenue	(34,962)	(28,540)	—	(63,502)	—		(63,502)
Revenue from external customers	$610,041	$459,784	$176,808	$1,246,633	$—		$1,246,633
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$508,773	$436,288	$167,171	$1,112,232	$—		$1,112,232
General and administrative expenses	$21,668	$13,037	$16,748	$51,453	$17,623		$69,076
Income (loss) from construction operations	$79,600	$10,459	$(7,111)	$82,948	$(17,623)	(a)	$65,325
Capital expenditures	$26,850	$1,016	$840	$28,706	$1,398		$30,104
Depreciation and amortization(b)	$10,690	$527	$604	$11,821	$753		$12,574

Three Months Ended March 31, 2024
Total revenue	$502,822	$422,176	$164,880	$1,089,878	$—		$1,089,878
Elimination of intersegment revenue	(30,657)	(10,234)	—	(40,891)	—		(40,891)
Revenue from external customers	$472,165	$411,942	$164,880	$1,048,987	$—		$1,048,987
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$381,624	$383,996	$168,116	$933,736	$—		$933,736
General and administrative expenses	$19,798	$11,826	$15,076	$46,700	$19,745		$66,445
Income (loss) from construction operations	$70,743	$16,120	$(18,312)	$68,551	$(19,745)	(a)	$48,806
Capital expenditures	$8,131	$217	$303	$8,651	$1,783		$10,434
Depreciation and amortization(b)	$10,254	$585	$598	$11,437	$2,145		$13,582
___________________________________________________________________________________________________
(a)Consists primarily of corporate general and administrative expenses.
(b)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of March 31, 2025	As of December 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($161,906 and $131,738 related to variable interest entities (“VIEs”))	$276,489	$455,084
Restricted cash	40,296	9,104
Restricted investments	135,592	139,986
Accounts receivable ($85,435 and $51,953 related to VIEs)	1,298,255	986,893
Retention receivable ($180,920 and $171,704 related to VIEs)	591,623	560,163
Costs and estimated earnings in excess of billings ($142,088 and $95,219 related to VIEs)	947,539	942,522
Other current assets ($21,781 and $24,954 related to VIEs)	199,276	192,915
Total current assets	3,489,070	3,286,667
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $577,797 and $566,308 (net P&E of $15,907 and $19,876 related to VIEs)	440,626	422,988
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	65,509	66,069
DEFERRED INCOME TAXES	133,816	143,289
OTHER ASSETS	120,134	118,554
TOTAL ASSETS	$4,454,298	$4,242,710

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$13,842	$24,113
Accounts payable ($37,849 and $22,845 related to VIEs)	757,652	631,468
Retention payable ($20,394 and $19,744 related to VIEs)	242,061	240,971
Billings in excess of costs and estimated earnings ($372,307 and $326,561 related to VIEs)	1,375,597	1,216,623
Accrued expenses and other current liabilities ($31,332 and $16,391 related to VIEs)	239,011	219,525
Total current liabilities	2,628,163	2,332,700
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $21,029 and $21,977	391,750	510,025
OTHER LONG-TERM LIABILITIES	246,788	241,379
TOTAL LIABILITIES	3,266,701	3,084,104
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 52,702,538 and 52,485,719 shares	52,703	52,486
Additional paid-in capital	1,142,299	1,146,800
Accumulated deficit	(2,577)	(30,575)
Accumulated other comprehensive loss	(32,190)	(33,988)
Total stockholders' equity	1,160,235	1,134,723
Noncontrolling interests	27,362	23,883
TOTAL EQUITY	1,187,597	1,158,606
TOTAL LIABILITIES AND EQUITY	$4,454,298	$4,242,710

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Three Months Ended March 31,
(in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income	$42,749	$27,502
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,014	13,023
Amortization of intangible assets	560	559
Share-based compensation expense	6,565	5,524
Change in debt discounts and deferred debt issuance costs	1,088	1,806
Deferred income taxes	8,904	3,494
(Gain) loss on sale of property and equipment	97	(227)
Changes in other components of working capital	(43,983)	47,173
Other long-term liabilities	(6,427)	790
Other, net	1,296	(1,370)
NET CASH PROVIDED BY OPERATING ACTIVITIES	22,863	98,274

Cash Flows from Investing Activities:
Acquisition of property and equipment	(30,104)	(10,434)
Proceeds from sale of property and equipment	496	628
Investments in securities	(3,658)	(12,045)
Proceeds from maturities and sales of investments in securities	9,394	11,530
NET CASH USED IN INVESTING ACTIVITIES	(23,872)	(10,321)

Cash Flows from Financing Activities:
Proceeds from debt	60,000	—
Repayment of debt	(189,493)	(100,188)
Cash payments related to share-based compensation	(5,151)	(1,440)
Distributions paid to noncontrolling interests	(11,750)	(7,400)
Debt issuance, extinguishment and modification costs	—	(552)
NET CASH USED IN FINANCING ACTIVITIES	(146,394)	(109,580)

Net decrease in cash, cash equivalents and restricted cash	(147,403)	(21,627)
Cash, cash equivalents and restricted cash at beginning of period	464,188	394,680
Cash, cash equivalents and restricted cash at end of period	$316,785	$373,053

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at December 31, 2024	New Awards in the Three Months Ended March 31, 2025(a)	Revenue Recognized in the Three Months Ended March 31, 2025	Backlog at March 31, 2025
Civil	$8,835.6	$1,457.1	$(610.0)	$9,682.7
Building	7,026.9	142.1	(459.8)	6,709.2
Specialty Contractors	2,811.4	366.7	(176.8)	3,001.3
Total	$18,673.9	$1,965.9	$(1,246.6)	$19,393.2
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.